Exhibit 21.1

                           SUBSIDIARIES OF THE COMPANY



                             All Star Beverage, Inc.

                     American Distribution & Packaging, Inc.

                             Geyser Beverages, Inc.

                         Hawaiian Tropic Beverages, Inc.

                           South Beach Beverages, Inc.